UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800 Corpus Christi, Texas	78401
(Address of principal executive offices)	(Zip Code)

(361) 888-8235
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On January 12, 2023, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that it had filed a Technical Report Summary (“TRS”) on EDGAR disclosing updated mineral resources for the Company’s Shea Creek Project (the “Project” or “Shea Creek”). UEC owns 49.0975% of the Project and Orano Canada Resources (“Orano”) owns the remainder and is the Project operator.

●	This TRS filing for Shea Creek is the first Saskatchewan resource reported by the Company since its acquisition UEX Corporation (“UEX”) in August of 2022.

●
Combined Shea Creek resources of 95.63 million lb. U3O8 on a consolidated basis are comprised of 67.57 million lb. at 1.491% U3O8 in the indicated and 28.06 million lb. at 1.015% U3O8 in the inferred categories, respectively.

●	UEC attributable share of combined resources are 46.95 million lb. U3O8, comprised of 33.18 million lb indicated and 13.78 million lb. inferred (Table 1).

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●
S-K 1300 was adopted by the Securities and Exchange Commission (the “SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards; and

●	The mineral resource estimate set forth in this TRS for the Shea Creek Project have not previously been reported under the S-K 1300 format.

The TRS was prepared under S-K 1300 and was filed on January 11, 2023 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on January 11, 2023. The TRS was prepared on behalf of the Company by Mr. James Gray, P.Geo., of Advantage Geoservices Limited, Mr. David Rhys, P.Geo., of Panterra Geoservices Inc., and Mr. Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada.

About Shea Creek

The Shea Creek Project is located in the Western Athabasca Basin (Figures 1 & 2), approximately 15 km south of Orano’s past-producing Cluff Lake mine and 50 km north of NexGen’s Arrow and Fission Uranium’s Triple R deposits. The Shea Creek deposits were the first new discoveries in the rapidly developing Western Athabasca uranium district. Shea Creek is a joint venture between UEX (49.0975%) and Orano (50.9025%). Uranium mineralization at Shea Creek is located at just above, and extends well below, the unconformity between Athabasca Group Sandstone and the underlying older basement rocks, which occurs at depths between 700 and 800 m.

Four unconformity-related deposits have been discovered to date on the Shea Creek Project: Kianna, Anne, Colette and 58B; and all four deposits remain open for expansion. These deposits occur along a three km stretch of the greater than 30 km long Saskatoon Lake Conductor Trend. Uranium occurs as unconformity-style uranium mineralization with basement ore shoots that can extend more than 200 m below the unconformity surface and up to 100 m above the unconformity.

UEC believes there is a very high potential to expand uranium resources in the basement rocks within the existing footprint of Shea Creek. The discovery potential along the remaining 26 km of the Saskatoon Lake Conductor Trend is also considered to be very good given the sparse drilling along the trend. One of the best results along the trend is located only two km south of the Anne deposit, where drillhole SHE-002 intersected 0.34% U3O8 / 0.4 m. Limited follow-up drilling in the SHE-002 area in 2015 encountered a wide zone of indicative hydrothermal clay alteration and anomalous uranium that has been observed proximal to the Shea Creek deposit.

Resource Disclosure

The Shea Creek mineral resource estimate for the four deposits were determined using a cut-off grade of 0.30% U3O8. A total of 2,056,000 tonnes containing 67.57 million pounds of U3O8 at an average grade of 1.491% U3O8 have been estimated in the indicated mineral resource category. A total of 1,254,000 tonnes containing 28.06 million pounds of U3O8 at an average grade of 1.015% U3O8 have been estimated in the inferred mineral resource category.

The current mineral resource estimate includes the results from 477 diamond drill holes totalling 402,800 m which were drilled from 1992 to 2012. On average, indicated resource blocks were located within eight m of a drill hole and inferred blocks within 16 m. Mineralized wireframes of the Colette, 58B, Kianna and Anne zones bound perched, unconformity, and basement mineralization was prepared at a 0.05% U3O8 mineralized threshold to constrain the mineral resource estimate at each deposit area. The estimate was completed by ordinary kriging using Gemcom software with block sizes of five by five by five m. The impact of anomalously high-grade samples was controlled through a process of grade capping and as well as interpolation distance restrictions for some zones.

The mineral resource estimate primarily utilized uranium geochemical analyses from the Saskatchewan Research Council Geoanalytical Laboratories, in Saskatoon, Saskatchewan, obtained through Inductively Coupled Plasma Mass Spectroscopy (“ICP-MS”) for all samples with grades lower than 1,000 ppm U3O8 and using Inductively Couple Plasma Optical Emission Spectroscopy for samples determined by ICP-MS to contain uranium concentrations higher than 1,000 ppm U3O8. Duplicate and independent check analyses were performed on approximately 5% of the mineralized assay database.

In cases where geochemical analyses were not available due to incomplete sampling or core recovery issues, downhole gamma probe data were used to calculate equivalent uranium grades obtained using a DHT27-STD gamma probe which collects continuous readings along the length of the drill hole. Probe results were calibrated using an algorithm calculated from comparison of probe results against geochemical analyses in previous holes in the Shea Creek area.

Table 1 – Shea Creek Mineral Resource Estimate at 0.30% U3O8 cut-off grade

Deposit Area	Indicated				Inferred
	Tonnes	U3O8 (%)	U3O8 (Lb)	UEC Share U3O8 (Lb)	Tonnes	U3O8 (%)	U3O8 (Lb)	UEC Share U3O8 (Lb)
Collette	327,000	0.787	5,674 K	2,786 K	492,000	0.717	7,768 K	3,814 K
58B	142,000	0.773	2,419 K	1,188 K	81,000	0.510	906 K	445 K
Kianna	1,027,000	1.535	34,743 K	17,058 K	547,000	1.390	16,772 K	8,235 K
Anne	560,000	2.002	24,735 K	12,144 K	134,000	0.883	2,6120 K	1,282 K
Total	2,056,000	1.491	67,570 K	33,175 K	1,254,000	1.015	28,057 K	13,775 K

Notes:

1)	Sum of indicated and inferred tonnes and pounds may not add up to the reported total due to rounding.
2)	Indicated and inferred mineral resources as defined in 17 CFR § 229.1300 of S-K 1300.
3)	Resources are reported as of October 31, 2022.
4)	The point of reference for mineral resources is in-situ at the Project.
5)	Mineral resources that are not mineral reserves do not have demonstrated economic viability.
6)	UEC attributable resources are calculated based on UEX’s 49.0975% equity in the Project.

Summary capital and operating cost estimates are not included with the TRS since the Company is reporting the results of an initial assessment.

The TRS has been prepared and the technical information in this news release respecting the TRS has been reviewed by each of Messrs. James Gray, P.Geo., David Rhys, P.Geo., and Chris J. Hamel P.Geo., Vice President Exploration, Canada, for the Company, all Qualified Persons under Item 1302 of S-K 1300.

Figure 1- UEC Athabasca Projects

Figure 2 - Shea Creek Project

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro forma Financial Information

Not applicable.

(c)	Shell Company Transaction

Not applicable.

(d)	Exhibits

Exhibit	Description

99.1	News Release dated January 12, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: January 12, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer